Exhibit 21 — List of Subsidiaries & Affiliates
The following are subsidiaries and affiliated companies of Eli Lilly and Company at December 31, 2025.
Certain subsidiaries have been omitted as they are not significant in the aggregate.

State or Jurisdiction of Incorporation or Organization

Adverum Biotechnologies, Inc.	Delaware
Adverum NC, LLC	Delaware
Akouos, Inc.	Delaware
Alnara Pharmaceuticals, Inc.	Delaware
Annapurna Therapeutics, Ltd.	Ireland
Aparito Espanya S.L.	Spain
Aparito Limited	United Kingdom
Aparito LLC	Delaware
ARMO Biosciences, Inc.	Delaware
Avalanche Australia Pty Ltd.	Australia
Avid Radiopharmaceuticals, Inc.	Delaware
CoLucid Pharmaceuticals, Inc.	Delaware
Compania Farmaceutica Eli Lilly de Centro America S.A.	Guatemala
CPD 4, Inc.	Delaware
Dermira, Inc.	Delaware
DICE Alpha Inc.	Delaware
DICE Molecules SV, Inc.	Delaware
DICE Therapeutics, Inc.	Delaware
Disarm Therapeutics Inc.	Delaware
Dista Ilac Ticaret Limited Sirketi	Turkey
Dista, S.A.	Spain
Dista-Produtos Quimicos & Farmaceuticos, LDA	Portugal
ELC EHS, LLC	Indiana
ELCO Dominicana S.R.L.	Dominican Republic
ELCO for Trading and Marketing, S.A.E.	Egypt
ELCO Insurance Company Limited	Bermuda
ELCO Management, Inc.	Delaware
ELGO Insurance Company Limited	Bermuda
Eli Lilly (Malaysia) Sdn. Bhd.	Malaysia
Eli Lilly (Philippines), Incorporated	Philippines
Eli Lilly (S.A.) (Proprietary) Limited	South Africa
Eli Lilly (Singapore) Pte. Ltd.	Singapore
Eli Lilly (Suisse) S.A.	Switzerland
Eli Lilly and Company (India) Pvt. Ltd.	India
Eli Lilly and Company (Ireland) Limited	Ireland
Eli Lilly and Company (N.Z.) Limited	New Zealand
Eli Lilly and Company (Taiwan), Inc.	Taiwan
Eli Lilly and Company Limited	United Kingdom
Eli Lilly Asia Pacific SSC Sdn Bhd	Malaysia
Eli Lilly Asia, Inc.	Delaware
Eli Lilly Australia Pty. Limited	Australia

State or Jurisdiction of Incorporation or Organization

Eli Lilly Benelux S.A.	Belgium
Eli Lilly B-H d.o.o.	Bosnia
Eli Lilly Bienes y Servicios S. de R.L. de C.V.	Mexico
Eli Lilly Canada Inc.	Canada
Eli Lilly Clinical Diagnostics Laboratory LLC	Indiana
Eli Lilly Cork Limited	Ireland
Eli Lilly CR s.r.o.	Czech Republic
Eli Lilly Danmark A/S	Denmark
Eli Lilly de Costa Rica, S.R.L.	Costa Rica
Eli Lilly do Brasil Limitada	Brazil
Eli Lilly Drug Store LLC	United Arab Emirates
Eli Lilly Egypt for Trading Company S.A.E.	Egypt
Eli Lilly European Clinical Trial Services S.A.	Belgium
Eli Lilly Export S.A.	Switzerland
Eli Lilly farmacevtska druzba, d.o.o.	Slovenia
Eli Lilly Finance, S.A.	Switzerland
Eli Lilly Ges.m.b.H.	Austria
Eli Lilly Group Limited	United Kingdom
Eli Lilly Hrvatska d.o.o.	Croatia
Eli Lilly Interamerica Inc., y Compania Limitada	Chile
Eli Lilly Interamerica, Inc.	Indiana
Eli Lilly International Corporation	Indiana
Eli Lilly Ireland Holdings Limited	Ireland
Eli Lilly Israel Ltd.	Israel
Eli Lilly Italia S.p.A.	Italy
Eli Lilly Japan K.K.	Japan
Eli Lilly Kinsale Limited	Ireland
Eli Lilly Nederland B.V.	Netherlands
Eli Lilly Norge A.S.	Norway
Eli Lilly Pakistan (Pvt.) Ltd.	Pakistan
Eli Lilly Polska Sp. z.o.o. (Ltd.)	Poland
Eli Lilly Regional Operations GmbH	Austria
Eli Lilly Romania S.R.L.	Romania
Eli Lilly S.A.	Switzerland
Eli Lilly Saudi Arabia Limited	Saudi Arabia
Eli Lilly Services India Private Limited	India
Eli Lilly Services Peru S.A.C	Peru
Eli Lilly Slovakia s.r.o.	Slovakia
Eli Lilly Sweden AB	Sweden
Eli Lilly Vostok S.A.	Switzerland
Eli Lilly y Compania de Mexico, S.A. de C.V.	Mexico
Eli Lilly y Compania de Venezuela, S.A.	Venezuela
Emergence Therapeutics France SAS	France
Glycostasis, Inc.	Delaware
Greenfield-Produtos Farmaceuticos, Lda.	Portugal

State or Jurisdiction of Incorporation or Organization

ICOS Corporation	Washington
ImClone LLC	Delaware
ImClone Systems Holdings, Inc.	Delaware
Irisfarma S.A.	Spain
Isopro Holdings LLC	Delaware
LDH I Corporation	Delaware
LDH II Corporation	Delaware
LDH III Corporation	Delaware
LDH IV Corporation	Delaware
LDH V 2023 Corporation	Delaware
LDH VI Corporation	Delaware
LDH VII Corporation	Delaware
LDH VIII Corporation	Delaware
Lilly (Beijing) Medical Tech Innovation Co., Ltd.	China
Lilly (Shanghai) Management Co., Ltd.	China
Lilly Asia Ventures Fund I, L.P.	Cayman Islands
Lilly Asia Ventures Fund II, L.P.	Cayman Islands
Lilly Asian Ventures Fund III, L.P.	Cayman Islands
Lilly Cayman Holdings	Cayman Islands
Lilly Centre for Clinical Pharmacology PTE. LTD.	Singapore
Lilly China Research and Development Co., Ltd	China
Lilly del Caribe, Inc.	Cayman Islands
Lilly Deutschland GmbH	Germany
Lilly France S.A.S.	France
Lilly Global Nederland Holdings B.V.	Netherlands
Lilly Global Services, Inc.	Indiana
Lilly Holding GmbH	Germany
Lilly Holdings B.V.	Netherlands
Lilly Hungaria KFT	Hungary
Lilly Ilac Ticaret Limited Sirketi	Turkey
Lilly Japan Financing G.K.	Japan
Lilly Korea Ltd.	Korea
Lilly Lebanon Advanced Therapies LLC	Indiana
Lilly Nederland Finance B.V.	Netherlands
Lilly Nederland Holding B.V.	Netherlands
Lilly Pharma Ltd.	Russia
Lilly Portugal - Produtos Farmaceuticos, Lda.	Portugal
Lilly S.A.	Spain
Lilly Suzhou Pharmaceutical Co. Ltd.	China
Lilly Trading Co. LTD	China
Lilly USA, LLC	Indiana
Lilly Ventures Fund I LLC	Delaware
LillyDirect Pharmacy, LLC	Delaware
Loxo Oncology, Inc.	Delaware
Mablink Bioscience S.A.S.	France

State or Jurisdiction of Incorporation or Organization

Manet Holdings LLC	Delaware
Morphic Holding, Inc.	Delaware
Morphic Therapeutic UK Ltd.	United Kingdom
Morphic Therapeutic, Inc.	Delaware
NexPharm Parent Holdco, LLC	Delaware
OY Eli Lilly Finland AB	Finland
Pandinus MSC, Inc.	Massachusetts
Petra Pharma Corporation	Delaware
Pharmaserve-Lilly S.A.C.I.	Greece
Point Biopharma Corp.	Canada
Point Biopharma Global Inc.	Delaware
Point Biopharma Inc.	Delaware
Point Biopharma USA Inc.	Delaware
Prevail Therapeutics Inc.	Delaware
Protomer Technologies, Inc.	Delaware
Scorpion Therapeutics, Inc.	Delaware
SGX Pharmaceuticals, Inc.	Delaware
Sigilon Therapeutics Inc.	Delaware
SiteOne Therapeutics, Inc.	Delaware
Spaly Bioquimica, S.A.	Spain
UAB Eli Lilly Lietuva	Lithuania
Valquifarma, S.A.	Spain
Versanis Bio Australia PTY LTD	Australia
Versanis Bio, Inc.	Delaware
Verve Therapeutics, Inc.	Delaware
Victoria Holdco Corp.	Delaware
Vitalfarma - Produtos Farmaceuticos, Lda.	Portugal